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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                               _________________


                                   FORM 8-K

                               _________________

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 or 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT of 1934


                               December 6, 2000
                                Date of Report



                                 T REIT, INC.
            (Exact name of registrant as specified in its charter)


            Virginia                  333-77229                 52-2140299
            --------                  ---------                 ----------
(State or other jurisdiction     (Commission File No.)       (I.R.S. Employer
      of incorporation)                                     Identification No.)


                             1551 N. Tustin Avenue
                                   Suite 650
                          Santa Ana, California 92705
                   (Address of principal executive offices)



                                (877) 888-7348
             (Registrant's telephone number, including area code)


                                      N/A
         (former name or former address, if changed since last report)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

                             PROPERTY ACQUISITIONS

Thousand Oaks Center - San Antonio, Texas

     On December 6, 2000, T REIT L.P., a Virginia limited partnership, whose general partner is T REIT, Inc. purchased Thousand Oaks Center. The property was purchased from CMF Capital Company, L.L.C., a Delaware limited liability company, and a subsidiary of GE Capital Real Estate, under an Agreement for Purchase and Sale Agreement dated October 26, 2000. The seller was not an affiliate of our company or our advisor. We paid a total of $13,000,000 for this property. In addition, we paid approximately $9,732 for acquisition expenses such as attorneys' fees, recording fees and other closing costs, which represents $.06 per square foot of leasable space.

     In connection with the purchase of Thousand Oaks Center, Fair Oak, LLC, a Delaware limited liability company provided a short-term acquisition loan in the amount of $10,837,500. The promissory note evidencing the loan provides that the Company shall pay to the lender interest only accrued at the Contract Rate Index (as hereinafter defined) for the period from the date hereof through and including December 31, 2000. Beginning February 1, 2001 and continuing through June 1, 2001, the Company shall pay to lender interest only accrued at the Contract Index Rate for the preceding calendar month on the first day of each month. A final payment of the principal amount of the Note, together with all accrued but unpaid interest thereon, late charges, if any, shall be paid on June 4, 2001.

     The promissory note evidencing the loan provides for monthly interest only payments commencing January 1, 2001, at a rate of 3.5% over the GECC Composite Commercial Paper Rate, currently 6.47%. The note is due and payable in June, 2001 and is prepayable without penalty in whole or in part upon 10 days prior written notice. The note is secured by a first mortgage on the property. There are no loan fees or similar costs attached with the loan. The loan may not be assumed by any future purchaser.

     Under the terms of the note, the GECC Composite Commercial Paper Rate is the average interest expense on the principal amount of the GECC Composite Commercial Paper outstanding for General Electric Capital Corporation's full fiscal month preceding the interest billing month. Fair Oaks will determine the GECC Composite Commercial Paper Rate and evidence the rate by a certificate issued by an authorized employee of Fair Oak.

     GECC Composite Commercial Paper is General Electric Capital Corporation's outstanding commercial paper for terms of 12 months or less from sources within the United States but excluding the current portion of General Electric Capital Corporation's long term debt and its borrowings and interest expense. Average interest expense is the percentage obtained by dividing the interest expense on the GECC Composite Commercial Paper for the current fiscal month by the average daily principal amount of GECC Composite Commercial Paper outstanding during that fiscal month divided by the actual number of days in the fiscal month and multiplied by the actual number of days in the calendar year.

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     The purchase of the property was unanimously approved by our board of directors, including our independent directors.

     Thousand Oaks Center is a Class "A' neighborhood center, located in San Antonio, Texas, containing 162,864 net rentable square feet. As of December 6, 2000, Thousand Oaks Center was anchored by H.E.B. Food Store and approximately 89% occupied with numerous other national tenants, including Bealls Department Store, Blockbuster Video, Taco Cabana, Papa John's Pizza, GNC, Fantastic Sam's, and Factory 2U, as well as various local tenants. Approximately 75% of the leases will expire during the next five years. The center is anchored by H.E.B. Food Store

     Thousand Oaks Center is located at 2915 Thousand Oaks Drive at the northeast corner of Thousand Oaks and Jones Matltsberger Road in San Antonio, Texas. The property was built in 1986 and consists of an "L" shaped configuration of one story interconnected retail buildings on approximately
16.956 acres. In addition, there is a pad site that is ground leased by Taco Cabana. The site is rectangulared shaped with four access drives, two each on Thousand Oaks Drive and Jones Maltsberger Road. The site does not include the immediate corner which is occupied by a bank and two restaurants. Thousand Oaks Center has approximately 1,100 parking stalls, including 14 that are designated for handicap use, which is within the ADA guidelines.

     The property is anchored by H.E.B. Food Store, which occupies more than 40% of the total rentable square footage. As of December 6, 2000, the shopping center was approximately 89% occupied with 6 vacant spaces.

     A total of 145,402 square feet was leased to 16 tenants at this property as of December 6, 2000.

     We have retained Triple Net Properties Realty, Inc. to provide supervisory management services at the property. We will pay Triple Net Properties Realty, Inc. a property management fee equal to 5% of gross income from the property (currently $7,046 per month based on current gross income at the property). Under the terms of a sub-management agreement, Triple Net Properties Realty, Inc. has retained Trammell Crow Company to provide local management services, including leasing and managing the property. Triple Net Properties Realty, Inc. will pay Trammell Crow a property management fee equal to 3.5% of gross income from the property. Trammell Crow is not affiliated with our company or our advisor.

Potential Property Acquisitions

     We currently are considering several potential property acquisitions. Our decision to acquire one or more of these properties will generally depend upon:

  . our receipt of a satisfactory environmental survey and property appraisal for each property;

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  .  no material adverse change occurring in the properties, the tenants or in the local economic conditions; and

  . our receipt of sufficient financing, either through the net proceeds from this offering or satisfactory debt financing.

     There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that we will acquire any additional properties.


ITEM 5.  OTHER EVENTS.

                            STATUS OF OUR OFFERING

General

     On May 17, 2000, we commenced our offering of a maximum of 10 million shares and a minimum of 100,000 shares of our common stock at an offering price of $10.00 per share to the residents of the states listed in the prospectus and supplements thereto. We commenced operations on June 29, 2000, upon the acceptance of subscriptions for the minimum offering amount of $1,000,000 and the escrow of subscriptions (other than funds received from Pennsylvania investors) terminated. Our offering will terminate on the earlier of February 22, 2002, or the date on which we have sold the maximum offering.

     As of December 6, 2000, we had sold 615,508 shares, including 22,090 shares issued to our advisor, Triple Net Properties, LLC, and 3,489.4652 shares issued to current shareholders under our dividend reinvestment program, resulting in gross proceeds of $6,127,918 (excluding funds from Pennsylvania investors). After the acquisition of Thousand Oaks Center and payment of selling commissions and marketing support and due diligence reimbursement fees, we had approximately $6,159,497.42 to invest in properties as of December 6, 2000.


Subsequent State Registrations

     After the date of the prospectus, we registered the offering in Louisiana, Mississippi, and Oklahoma. As a result, we now offer and sell shares of our common stock to residents of these states in addition to those listed in the prospectus. We expect to register the offering in Idaho and New Mexico in the near future.

Fees and Expenses Paid in Connection with Our Offering

     Selling Commissions
     -------------------

     NNN Capital Corp., the dealer manager, will receive 8% of the gross proceeds of this offering, or $0.80 for each share sold, and may reallow a portion of the selling commissions to broker-dealers participating in this offering. The dealer manager will not receive any selling commissions for shares sold under our dividend reinvestment program. As of December 6, 2000,

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we had incurred $469,532 in selling commissions due to the dealer manager, a portion of which has been paid to participating broker-dealers as commissions.

     The prospectus also provides that the dealer manager will receive one warrant for every 40 shares of common stock sold in this offering in states other than Arizona, Missouri, Ohio or Tennessee, and may reallow a portion of the warrants to broker-dealers participating in this offering. The dealer manager will not receive any warrants for shares sold under our dividend reinvestment plan. Each warrant entitles the holder to purchase one share of our common stock at a price of $12.00. As of December 6, 2000, there were 4,931.1425 warrants outstanding.

Marketing Support and Due Diligence Reimbursement Fee

     We will pay the dealer manager an amount up to 1.5% of the gross proceeds of this offering, or up to $0.15 for each share sold, to pay expenses associated with marketing fees, wholesaling fees, expense reimbursements, bonuses and incentive compensation and volume discounts and generally to reimburse the dealer manager for due diligence expenses. We will not require the dealer manager to account for spending of amounts comprising this fee. The dealer manager may reallow a portion of this fee to broker-dealers participating in this offering. As of December 6, 2000, we had incurred $88,037.19 in marketing support and due diligence reimbursement fees to the dealer manager, a portion of which has been reallowed to participating broker-dealers.

Other Organizational and Offering Expenses

     Our advisor may advance, and we will reimburse it for, organization and offering expenses incurred on our behalf in connection with this offering, including legal and accounting fees, filing fees, printing costs and selling expenses. As of December 6, 2000, we had incurred $153,198 in other organizational and offering expenses.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  Financial Statements.

     It is not practical to provide the required financial statements at this time. Such financial statements will be filed as an amendment to this report on Form 8-K no later than 60 days after the deadline for filing this Form 8-K.

(c)  Exhibits.

     10.1 Purchase and Sale Agreement, dated October 26, 2000, by and between CMF Capital Company, L.L.C. and T REIT, L.P.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    T REIT, INC.


Date: December 19, 2000             By:  /s/ Anthony W. Thompson
                                         -----------------------
                                         Anthony W. Thompson
                                         President and Chief Executive Officer

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